UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2005 (September 30, 2005)
I-Sector Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 30, 2005 the Company and its senior lender signed an amendment to its existing $25 million senior credit facility as discussed in the press release filed as an Exhibit to the Form 8-K dated October 3, 2004. The First Amendment Agreement (“Amendment”) filed as Exhibit 10.1 to this Form 8-K by and among Valerent, Inc., Internetwork Experts, Inc., I-Sector Corporation, Stratasoft, Inc. and Textron Financial Corporation has an effective date of September 9, 2005, and includes the following terms:
•	Extends the term of the $25 million floorplan line of credit facility to September 9, 2007, unless terminated earlier as provided in the Amendment. Inventory and accounts receivable for the Dallas Independent School District (DISD) are excluded from the availability calculation under the facility except as provided under the multiple advance working capital credit facility.

•	Provides a working capital revolving line of credit under the above floorplan facility with an aggregate outstanding principal sublimit of $10 million.

•	Provides a multiple advance working capital credit facility under the floorplan line in the maximum amount of $4 million for a term of 60 days with the outstanding principal balance not to exceed 30% of eligible DISD receivables.

•	Charges interest payable monthly at the rate of prime plus .5% on revolving credit loans and prime plus 2.5% on multiple advance working capital loans.

•	Amends certain restrictive covenants.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
10.1	First Amendment Agreement by and among Valerent, Inc., Internetwork Experts, Inc., I-Sector Corporation, Stratasoft, Inc. and Textron Financial Corporation dated September 9, 2005
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-SECTOR CORPORATION
Date: October 5, 2005	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment Agreement by and among Valerent, Inc., Internetwork Experts, Inc., I-Sector Corporation, Stratasoft, Inc. and Textron Financial Corporation dated September 9, 2005